SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

           Delaware

  1-9916

                      74-2480931

       (State or other

(Commission

        (IRS Employer

        jurisdiction of

  File Number)

         Identification

        incorporation or

         Number)

        organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events and Regulation FD Disclosure.

Freeport-McMoRan Copper & Gold Inc. issued a press release dated February 3, 2004, announcing the private placement of $350 million of 6⅞% Senior Notes due 2014 and the early conversion of an additional $45.8 million of 8¼% Convertible Senior Notes due 2006 into FCX common stock through privately negotiated transactions (see Exhibit 99).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

     ----------------------------------------

           C. Donald Whitmire, Jr.

     Vice President and Controller -

Financial Reporting

         (authorized signatory and

        Principal Accounting Officer)

Date:  February 3, 2004

Freeport-McMoRan Copper & Gold Inc.

Exhibit Index

Exhibit

Number

99

Press release dated February 3, 2004, titled “Freeport-McMoRan Copper & Gold Inc. Completes Sale of $350 Million of 6⅞% Senior Notes Due 2014 And Additional Conversions of 8¼% Convertible Senior Notes due 2006.”